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                                                                    EXHIBIT 32.2

                           GTECH HOLDINGS CORPORATION
                        18 U.S.C. SECTION 1350 AS ADOPTED
                         PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of GTECH Holdings Corporation (the "Company") on Form 10-K for the period ending February 26, 2005 as filed with the Securities and Exchange Commission on the Date hereof (the "Report"), I, Jaymin B. Patel, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                    /s/ Jaymin B. Patel
Date:  April 27, 2005               ------------------------------------------
                                       Jaymin B. Patel
                                       Senior Vice President and Chief Financial
                                       Officer